Exhibit 99.1

VMware Completes Acquisition of Pivotal

VMware, Combined with Pivotal, Committed to Connecting Infrastructure and Application Owners to Accelerate Software Delivery and Drive Business Outcomes

PALO ALTO, Calif., December 30, 2019 – VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced it has completed the acquisition of Pivotal Software, Inc. (“Pivotal”), a leading cloud-native platform provider. As a result of the completion of the acquisition, Pivotal’s Class A common stock was removed from listing on the New York Stock Exchange with trading suspended prior to the open of the market today, and Pivotal will now operate as a wholly owned subsidiary of VMware. The transaction represented an enterprise value for Pivotal of approximately $2.7 billion.

Pivotal’s offerings will be core to the VMware Tanzu portfolio of products and services designed to help customers transform the way they build, run and manage their most important applications, with Kubernetes as the common infrastructure substrate. The combination of Pivotal’s developer-centric offerings with VMware’s upstream Kubernetes run-time infrastructure and management tools will deliver a comprehensive enterprise solution that enables dramatic improvements in developer productivity in the creation of modern applications. VMware is able to offer product building blocks and integrated solutions that are tested and proven with technical expertise that customers need to accelerate software delivery across data center, cloud and edge environments.

“It’s my pleasure to announce Ray O’Farrell as the leader of VMware’s new Modern Applications Platform business unit—uniting the Pivotal and VMware Cloud Native Applications teams,” said Pat Gelsinger, CEO, VMware. “And as Pivotal is now part of VMware, I want to thank the Pivotal leadership team for building a great company. Together, we’re poised to be the leading enabler of Kubernetes with a deep understanding of both operators and developers.”

“Digital transformation and the applications that drive it should not be restricted only to cloud and software giants,” said Ray O’Farrell, executive vice president and general manager, Modern Applications Platform Business Unit, VMware. “We believe that modern application development solutions and practices need to be easily accessible to everyday enterprises across the globe. With Pivotal’s developer capabilities as the foundation, we’ll focus on delivering consumable, enterprise-ready cloud native offerings to customers to help them achieve better business outcomes.”

“Pivotal has fundamentally changed how the world’s biggest brands build and manage software with a focus on developer productivity through platform abstractions and development techniques as well as connecting the business with the developer,” said Edward Hieatt, senior vice president, customer success, Pivotal. “The combination of Pivotal and VMware offers the most comprehensive application platform in the industry and is a win for our customers, a win for Pivotal, and a win for VMware. We’re excited to team up with VMware to help more enterprises become like modern software companies by adopting DevOps and Lean techniques developed by internet giants and the startup community.”

Numerous mutual customers including Raytheon have reacted positively to the news of the acquisition. Here is Raytheon’s impression of the combination of VMware and Pivotal:

“By working with both Pivotal and VMware, we’ve been able to completely transform how we write software for our military and government customers,” said Todd Probert, Vice President for C2, Space and Intelligence at Raytheon. “Combining these companies under a single umbrella is going to make it possible for my team to get code to our customers even faster and easier.”

Under the terms of the transaction, Pivotal’s Class A common stockholders are entitled to receive $15.00 per share in cash for each share held (without interest and less applicable tax withholdings), and Pivotal’s Class B common stockholder, Dell Technologies, received approximately 7.2 million shares of VMware Class B common stock, at an exchange ratio of 0.0550 shares of VMware Class B common stock for each share of Pivotal Class B common stock.

About VMware

VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to customers globally, aided by an extensive ecosystem of partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.

About Pivotal

Pivotal combines our cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build and run their most important software applications. Our technology is used by Global 2000 companies to achieve strategic advantages in software development and IT operations. Learn more at pivotal.io.

Additional Resources

•	For an executive perspective from Ray O’Farrell, read the post: VMware + Pivotal: Combining the Skills, People and Leadership to Deliver Modern Apps to the Enterprise

•	For an executive perspective from Alex Wang, read the post: Reflections on the Close of the Pivotal and Carbon Black Acquisitions

•	Learn more about the initial announcement here: VMware Signs Definitive Agreement to Acquire Pivotal Software

VMware and Tanzu are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions.

Source: Pivotal Investor Relations

Contacts

Eloy Ontiveros

VMware Global Communications

eontiveros@vmware.com

1-650-427-6145

Paul Ziots

VMware Investor Relations

pziots@vmware.com

1-650-427-3267

Pivotal, Media: press@pivotal.io

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the planned combination of Pivotal technology with VMware’s Tanzu portfolio, the expected technical advances available from such combination and its potential benefits to developers and customers and customer acceptance of the enhanced Tanzu portfolio. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the risk that Pivotal’s integration with VMware will not be successful; (2) disruptions from the transaction that may make it more difficult to maintain business and operational relationships; (3) efforts from competitors to disrupt VMware and Pivotal’s relationships with existing and potential mutual customers; (4) the ability to efficiently integrate Pivotal’s customer relationships, go-to-market activities and service and support activities with VMware’s; (5) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the modern application development and solutions industries, and new product and marketing initiatives by VMware’s competitors; (6) VMware’s customers’ ability to transition to new products and computing strategies such as modern application development and solutions; (7) VMware’s ability to enter into, maintain and extend strategically effective partnerships and alliances; (8) the uncertainty of customer acceptance of emerging technology; (9) rapid technological changes in the virtualization software and cloud, end user, security, modern application development and mobile computing industries; (10) changes to product and service development timelines; (11) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (12) VMware’s ability to protect its proprietary technology; (13) VMware’s ability to attract and retain highly qualified employees; (14) disruptions resulting from key management changes; (15) changes in VMware’s financial condition; and (16) risks associated with cyber-attacks, information security and privacy. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.